Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 3, 2012 with respect to the financial statements of CaseCentral, Inc. included in the Current Report on Form 8-K/A (Amendment No. 1) of Guidance Software, Inc. filed on May 7, 2012, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in this Registration Statement of Guidance Software, Inc. on Form S-3/A (Amendment No. 1), and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

San Francisco, CA

May 11, 2012